UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024
Elite Health Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1131 W 6th Street
Ontario, CA		91672
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:
(949) 249-1170

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

On September 30, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Charter Amendment”) to its Certificate of Incorporation (as amended, the “Charter”) to change the legal name of the Company from U.S, Neurosurgical Holdings, Inc. to Elite Health Systems Inc., effective as of September 30, 2024.  The Company’s board of directors (the “Board”) approved the Charter Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware. A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

New OTC Symbol

On September 25, 2024, Company applied to FINRA to change its common stock ticker symbol. The Company applied to use either EHSI or ELIT as its new ticker symbol and was advised the process will take two to four weeks to approve one of the requested symbols, or potentially another if both requested symbols are taken.

New Corporate Website

In connection with the name change, the Company is in the process of launching a new corporate website: www.elitehealthsystems.com.  The Company’s investor relations information, including press releases and links to the Company’s filings with the Securities and Exchange Commission, will be found on this website.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to the Certificate of Incorporation, effective September 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2024

U.S. NeuroSurgical Holdings, Inc.

	By:	/s/ Prasad Jeereddi
	Name:	Prasad Jeereddi
	Title:	Chairman and CEO